Exhibit 99.1

Investor Relations

ir@newmediainv.com

(212) 479-3160

New Media Announces Third Quarter 2014 Results and Dividend of $0.27 per Common Share

NEW YORK, N.Y. October 30, 2014 – New Media Investment Group Inc. (NYSE: NEWM; “New Media” or the “Company”) today reported its financial results for the third quarter ended September 28, 2014.

Financial Summary:

•	New Media declares a cash dividend of $0.27 per share of common stock for the third quarter of 2014

•	Total revenues of $165.1 million, an increase of 31.0% to prior year, and an increase of 2.3% on a same store basis*

•	Digital revenue of $14.5 million, an increase of 6.3% on a same store basis*

•	GAAP net (loss) of ($4.7) million and as adjusted net income was $4.2 million, or $0.14 per share*

•	As Adjusted EBITDA of $21.7 million, an increase of 12.2% to prior year, or a decrease of 10.6% on a same store basis*

•	Free cash flow of $15.9 million, or $0.52 per share, an increase of $7.9 million, or 99.1% on a same store basis*

•	Operating income of $4.6 million

•	Liquidity, consisting of cash on the balance sheet and undrawn revolver, was $145.1 million as of September 28, 2014

Business Highlights:

•	Completed approximately $116.7 million equity raise, net of underwriting fees, increasing our liquidity position and opportunity to execute on our strategy

•	Closed on three acquisitions with a total purchase price of $61.3 million

Summary of Third Quarter 2014 Results

($ in millions except per share data)
GAAP Reporting	3Q 2014
Revenues	$165.1
Operating income	$4.6
Net (loss)	($4.7)

Non-GAAP Reporting*	3Q 2014
As Adjusted net income	$4.2
As Adjusted EBITDA	$21.7
Free cash flow	$15.9
Free cash flow per share	$0.52

*	For definitions and reconciliations of Non-GAAP Reporting measures, please refer to the Non-GAAP Financial Measures Note and reconciliations below.

Michael E. Reed, New Media President and Chief Executive Officer commented, “I’m very pleased with New Media’s financial performance in the third quarter. Our investments in our newspaper and digital businesses continue to positively impact our revenue trends. We believe our results support our view that local newspapers in smaller markets remain central to those communities, and that our evolving revenue mix, with a greater emphasis on stable or growing categories, is leading to stabilization of our business. Our third quarter revenue results were driven by strong growth in our Digital and Commercial Print businesses which were up 6.3% and 5.6%, respectively. Despite some seasonality we are now beginning to see in our Propel business during the summer months, our digital services business continues to see very strong growth with third quarter revenue up $2.9 million, or 167.5%, over the prior year. Our Circulation and Preprint revenue businesses continue to be stable, which contributes to our improving overall revenue trends.

“Our As Adjusted EBITDA was strong in the quarter at $21.7 million, while continuing to make investments in both our print and digital businesses. We believe these investments will drive future improvement in our overall revenue trends. New Media’s cash flow was also very strong with nearly 75% of our As Adjusted EBITDA converting to free cash flow. Free cash flow in the quarter was $15.9 million, or $0.52 per share. We are also pleased that the Board has authorized a dividend for the quarter of $0.27 per share of common stock.

“Lastly, I’m very excited to announce that New Media successfully completed an equity offering during the quarter raising approximately $116.7 million of net proceeds. The equity better positions the Company to be able to execute on its acquisition strategy, and importantly, move quickly on potential transactions. Our pipeline for acquisitions remains robust and as a reminder, during the third quarter, New Media acquired three local media assets for a total purchase price of $61.3 million. Overall, we remain excited about our ability to execute on both our organic and acquisition strategy, which together, we believe will continue to drive shareholder returns.”

Third Quarter 2014 Financial Results

New Media recorded revenues of $165.1 million for the quarter, which represents an increase of 31.0% when compared to the prior year, and an increase of 2.3% on a same store basis.

Total Print Advertising increased 1.2% on a same store basis driven by Classified Print and Preprints revenue which increased 2.8% and 3.9%, respectively, and Local Display which decreased 1.4% on a same store basis. Classified Print revenue trends continue to show improvement over prior quarters driven by growth in obituaries revenue, and more stable legals advertising. Strength in Preprint revenue is partially being driven by our successful Sunday Select program. New Media’s Digital and Commercial Printing and Other businesses also contributed to the Company’s strong revenue performance increasing 6.3% and 5.6%, respectively, from the prior year on a same store basis. Propel contributed $4.6 million to the third quarter Digital revenue, an increase of $2.9 million from the prior year.

Total expenses in the quarter of $143.4 million were up $6.3 million, or 4.6%, compared to the prior year on a same store basis after adjusting for non-recurring and non-cash items. Expense increases are driven partially by investments in our digital and print initiatives, which we believe are leading to improved revenue trends. Investments are being made in our businesses and products, such as Propel, BestRide and Sunday Select.

Net (loss) for the quarter was ($4.7) million, compared to ($129.2) million in the prior year. After adjusting for expenses related to the acquisitions, financing and restructuring, and reversing tax benefits recorded in the first half of the year, our as adjusted net income was $4.2 million, or $0.14 per share. The acquisition, financing and restructuring expenses incurred were $4.7 million, and the reversal of the tax benefit from the first half of the year was $4.2 million.

As Adjusted EBITDA for the quarter was $21.7 million, which increased $2.4 million or 12.2% over the prior year, and decreased $2.6 million or 10.6% on a same store basis. The decrease on a same store basis was driven by expense investments as noted above.

Free cash flow for the quarter was $15.9 million, or $0.52 per share, which increased $7.9 million, or 99.1% versus the prior year on a same store basis. Operating income of $4.6 million was an increase versus ($90.1) million in the prior year.

Liquidity at the end of the quarter was approximately $145.1 million comprised of $135.1 million of unrestricted cash on the balance sheet and $10.0 million of revolver available.

Third Quarter 2014 Dividend

New Media’s Board of Directors declared a third quarter 2014 cash dividend of $0.27 per share of common stock. The dividend is payable on November 20, 2014 to shareholders of record as of the close of business on November 12, 2014.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change the Company’s dividend policy at any time.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of New Media’s website, www.newmediainv.com and the Company’s Quarterly Report on Form 10-Q, which will be available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call

New Media’s management will host a conference call on Thursday, October 30, 2014 at 11:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Media’s website, www.newmediainv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-601-8827 (from within the U.S.) or 1-918-534-8645 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Media Third Quarter Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newmediainv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on Thursday, November 13, 2014 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “19188142.”

Fortress Public Filings, Earnings Release and Conference Call

Certain financial information and results for New Media may be disclosed by Fortress Investment Group LLC (NYSE: FIG, “Fortress”) in annual and quarterly reports and other public filings with the Securities and Exchange Commission, as well as in earnings releases and conference calls. These disclosures may occur prior to the release of this information by New Media.

Management of Fortress will host a conference call on October 30, 2014 at 10:00 A.M. Eastern Time. All interested parties are welcome to participate on the live call. The Fortress conference call may be accessed by dialing 1-877-694-6694 (from within the U.S.) or 1-970-315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Third Quarter Earnings Call.” A simultaneous webcast of the Fortress conference call will be available to the public on a listen-only basis at www.fortress.com on the Investor Relations page. A copy of the Fortress earnings release will be posted to the Investor Relations section of Fortress’ website, www.fortress.com. Nothing on the Fortress website is included or incorporated by reference herein.

About New Media Investment Group Inc.

New Media is focused primarily on investing in a high quality, diversified portfolio of local media assets, and on growing existing advertising and digital marketing businesses. The Company is one of the largest publishers of locally based print and online media in the United States as measured by the number of daily publications. The Company operates in over 370 markets across 27 states. New Media’s portfolio of products which include 450 community publications, over 370 related websites, and six yellow page directories, serve more than 130,000 business advertising accounts and reach over 14 million people on a weekly basis.

For more information regarding New Media and to be added to our email distribution list, please visit www.newmediainv.com.

Non-GAAP Financial Measures

The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because same store results, Adjusted EBITDA, As Adjusted EBITDA, free cash flow and as adjusted net income, are not measures of financial performance under GAAP and are susceptible to varying calculations, these non-GAAP measures, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

Same Store Results

Same store results, a non-GAAP financial measure, take into account material acquisitions and divestitures of the Company by adjusting prior year performance to include or exclude financial results as if the Company had owned or divested a business for the comparable period. The acquisition of each of Victorville, American Consolidated Media Southwest and Petersburg Progress-Index is not considered material.

Adjusted EBITDA, As Adjusted EBITDA and Free Cash Flow

The Company defines Adjusted EBITDA as net income (loss) from continuing operations before income tax expense (benefit), interest/financing expense, depreciation and amortization and non-cash impairments. The Company defines As Adjusted EBITDA as Adjusted EBITDA before other non-cash items such as non-cash compensation, non-recurring integration and reorganization costs and Adjusted EBITDA from non-wholly owned subsidiaries. The Company defines free cash flow as As Adjusted EBITDA less capital expenditures, cash taxes, interest paid and pension payments.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA and Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA and free cash flow are not measures of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. New Media’s management believes these non-GAAP measures, as defined above, are useful to investors for the following reasons:

•	Evaluating performance and identifying trends in day-to-day performance because the items excluded have little or no significance on its day-to-day operations;

•	Providing assessments of controllable expenses that afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance; and

•	Indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA and free cash flow provide New Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure New Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA and free cash flow are some of the metrics used by senior management and the Board of Directors to review the financial performance of the business on a monthly basis. In addition, New Media’s management utilizes these metrics to evaluate the Company’s performance, along with other criteria, to determine the funds available for paying the quarterly dividend.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our investments in our newspaper and print businesses positively impacting revenue trends, focus on local news in smaller markets is leading to stabilization of our business, intention to stabilize our traditional print business, growing digital services business, revenues and pursuing and complete future acquisition opportunities in a timely manner and the benefits associated with such opportunities, and improving revenue trends driven by investments in digital and print initiatives. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties, such as continued declines in advertising and circulation revenues, economic conditions in the markets in which we operate, competition from other media companies, the possibility of insufficient interest in our digital business, technological developments in the media sector, an ability to source acquisition opportunities with an attractive risk-adjusted return profile, inadequate diligence of acquisition targets, and difficulties integrating newly acquired businesses. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s Annual Report on Form 10-K and filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Media Investment Group

Investor Relations: (212) 479-3160

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	September 28, 2014	December 29, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$135,063	$31,811
Restricted cash	6,477	6,477
Accounts receivable, net of allowance for doubtful accounts of $1,557 and $349 at September 28, 2014 and December 29, 2013, respectively	73,303	71,401
Inventory	11,106	7,697
Prepaid expenses	7,298	7,986
Other current assets	12,256	11,799

Total current assets	245,503	137,171
Property, plant, and equipment, net of accumulated depreciation of $31,322 and $5,539 at September 28, 2014 and December 29, 2013, respectively	290,481	270,187
Goodwill	132,476	125,911
Intangible assets, net of accumulated amortization of $5,956 and $1,049 at September 28, 2014 and December 29, 2013, respectively	155,133	145,401
Deferred financing costs, net	3,470	8,297
Other assets	2,982	2,986

Total assets	$830,045	$689,953

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term liabilities	$634	$699
Current portion of long-term debt	2,250	4,312
Accounts payable	8,643	10,973
Accrued expenses	49,578	55,818
Deferred revenue	36,006	30,620

Total current liabilities	97,111	102,422
Long-term liabilities:
Long-term debt	230,025	177,703
Long-term liabilities, less current portion	5,016	4,405
Deferred income taxes	1,703	—
Pension and other postretirement benefit obligations	8,710	10,061

Total liabilities	342,565	294,591

Stockholders’ equity:
Common stock, $0.01 par value, 2,000,000,000 shares authorized at September 28, 2014 and December 29, 2013; 37,466,495 and 30,000,000 issued, and 37,466,495 and 30,000,000 outstanding at September 28, 2014 and December 29, 2013, respectively	375	300
Additional paid-in capital	494,109	387,398
Accumulated other comprehensive income	458	458
Retained earnings (accumulated deficit)	(7,462)	7,206

Total stockholders’ equity	487,480	395,362

Total liabilities and stockholders’ equity	$830,045	$689,953

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Income (Loss)

(In thousands, except share and per share data)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Revenues:
Advertising	$96,761	$79,009	$275,220	$229,569
Circulation	49,802	36,857	140,274	102,370
Commercial printing and other	18,497	10,126	50,033	24,233

Total revenues	165,060	125,992	465,527	356,172
Operating costs and expenses:
Operating costs	94,070	70,826	266,540	200,824
Selling, general, and administrative	54,014	42,532	156,241	121,254
Depreciation and amortization	10,879	10,747	30,822	30,383
Integration and reorganization costs	1,133	422	1,970	1,380
Impairment of long-lived assets	—	91,599	—	91,599
Loss on sale of assets	386	9	1,074	1,052

Operating income (loss)	4,578	(90,143)	8,880	(90,320)
Interest expense	4,374	40,627	12,006	69,513
Amortization of deferred financing costs	145	281	903	803
Loss on early extinguishment of debt	—	—	9,047	—
Loss on derivative instruments	—	4	51	14
Other (income) expense	(3)	(3)	(162)	1,005
Reorganization items, net	—	9,843	—	9,843

Income (loss) from continuing operations before income taxes	62	(140,895)	(12,965)	(171,498)
Income tax expense (benefit)	4,770	(10,878)	1,703	(10,878)

Loss from continuing operations	(4,708)	(130,017)	(14,668)	(160,620)
Loss from discontinued operations, net of income taxes	—	—	—	(1,034)

Net loss	(4,708)	(130,017)	(14,668)	(161,654)
Net loss attributable to noncontrolling interest	—	865	—	865

Net loss attributable to New Media	$(4,708)	$(129,152)	$(14,668)	$(160,789)

Loss per share:
Basic and diluted:
Loss from continuing operations attributable to New Media	$(0.15)	$(2.22)	$(0.49)	$(2.75)
Loss from discontinued operations, net of income tax, attributable to New Media	—	—	—	(0.02)

Net loss attributable to New Media	$(0.15)	$(2.22)	$(0.49)	$(2.77)
Dividends declared per share	$0.27	$—	$0.27	$—
Basic weighted average shares outstanding	30,491,250	58,077,031	30,163,750	58,068,277
Diluted weighted average shares outstanding	30,491,250	58,077,031	30,163,750	58,068,277

Comprehensive loss	$(4,708)	$(109,330)	$(14,668)	$(126,253)
Comprehensive loss attributable to noncontrolling interest	—	(865)	—	(865)

Comprehensive loss attributable to New Media	$(4,708)	$(108,465)	$(14,668)	$(125,388)

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Successor Company	Predecessor Company
	Nine months ended	Nine months ended
	September 28, 2014	September 29, 2013
Cash flows from operating activities:
Net loss	$(14,668)	$(161,654)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	30,822	30,440
Amortization of deferred financing costs	903	803
(Loss) gain on derivative instruments, realized and unrealized	(25)	14
Non-cash compensation expense	40	25
Non-cash reorganization items, net	—	2,989
Non-cash interest related to unrealized losses upon dedesignation of cash flow hedges	—	26,313
Tax effect of the termination of derivative agreements	—	(10,302)
Non-cash interest expense	484	—
Non-cash loss on early extinguishment of debt	5,949	—
Deferred income taxes	1,703	—
Loss on sale of assets	1,074	2,207
Pension and other postretirement benefit obligations	(1,366)	(820)
Impairment of long-lived assets	—	91,599
Changes in assets and liabilities:
Accounts receivable, net	7,718	5,463
Inventory	(56)	484
Prepaid expenses	1,195	(103)
Other assets	(401)	(2,885)
Accounts payable	(4,270)	1,944
Accrued expenses	(6,087)	4,652
Deferred revenue	357	(754)
Other long-term liabilities	611	(152)

Net cash provided by (used in) operating activities	23,983	(9,737)

Cash flows from investing activities:
Purchases of property, plant, and equipment	(3,018)	(3,242)
Proceeds from sale of publications and other assets	853	743
Acquisitions, net of cash acquired	(71,822)	—

Net cash used in investing activities	(73,987)	(2,499)

Cash flows from financing activities:
Capital contribution to Local Media	—	4,110
Payment of debt issuance costs	(4,546)	—
Borrowings under term loans	217,775	—
Borrowings under revolving credit facility	22,068	—
Repayments under long-term debt	(157,999)	(6,648)
Repayments under revolving credit facility	(32,068)	—
Payment of offering costs	(607)	—
Issuance of common stock, net of underwriter’s discount	116,737	—
Payment of dividends	(8,104)	—

Net cash provided by (used in) financing activities	153,256	(2,538)

Net increase (decrease) in cash and cash equivalents	103,252	(14,774)
Cash and cash equivalents at beginning of period	31,811	34,527

Cash and cash equivalents at end of period	$135,063	$19,753

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

As Adjusted EBITDA

(In thousands, except share and per share data)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Loss from continuing operations	$(4,708)	$(130,017)	$(14,668)	$(160,620)
Income tax expense (benefit)	4,770	(10,878)	1,703	(10,878)
Loss on derivative instruments (1)	—	4	51	14
Loss on early extinguishment of debt	—	—	9,047	—
Amortization of deferred financing costs	145	281	903	803
Interest expense	4,374	40,627	12,006	69,513
Impairment of long-lived assets	—	91,599	—	91,599
Depreciation and amortization	10,879	10,747	30,822	30,383

Adjusted EBITDA from continuing operations	15,460	2,363	39,864	20,814
Non-cash compensation and other expense	4,714	16,534	12,174	22,604
Integration and reorganization costs	1,133	422	1,970	1,380
Loss on sale of assets	386	9	1,074	1,052

As Adjusted EBITDA	21,693	19,328	55,082	45,850
Adjustment for Local Media and Providence acquisitions	—	4,937	—	12,768

Same store As Adjusted EBITDA	21,693	24,265	55,082	58,618
Interest paid	(3,683)	(14,649)	(10,920)	(43,400)
Net capital expenditures	(1,379)	(1,224)	(3,019)	(3,267)
Pension Payments	(700)	(392)	(1,366)	(820)
Cash taxes	—	—	—	—

Proforma Free Cash Flow	$15,931	$8,000	$39,777	$11,131

Diluted weighted average shares outstanding	30,491,250		30,163,750
Proforma Free Cash Flow per share	$0.52		$1.32

(1)	Non-cash loss on derivative instruments is related to interest rate swap agreements which are financing related and are excluded from Adjusted EBITDA.

NEW MEDIA INVESTMENT GROUP INC. AND SUBSIDIARIES

Same Store Revenues

(In thousands)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	Three months ended	Three months ended	Nine months ended	Nine months ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Total revenues from continuing operations	$165,060	$125,992	$465,527	$356,172
Revenues adjustment for Local Media and Providence acquisitions	—	35,352	—	110,566

Same Store Revenues	$165,060	$161,344	$465,527	$466,738